Exhibit (h)(7)
December 16, 2009
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attention: Matt Malkasian, Vice President
                    Thresa B. Dewar, Vice President
     Re: Calamos Investment Trust(the “Fund”)
Ladies and Gentlemen:
Please be advised that the undersigned Fund has established a new series of shares to be known as Calamos Discovery Growth Fund (the “Additional Portfolio”).
In accordance with Section 8.6, the Additional Portfolio provision, of the Master Services Agreement by and among each registered management investment company party thereto, including the Fund (collectively, the “Funds”), and State Street Bank and Trust Company (“State Street”) dated as of March 15, 2004, as amended (the “Agreement”), the undersigned Fund hereby requests that State Street act as Agent for the Additional Portfolios under the terms and conditions of the Agreement. In connection with such request: (i) the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement; and (ii) for the avoidance of doubt, the undersigned Funds do hereby acknowledge and confirm to State Street that the letter agreement dated March 31, 2006 (“Third Side Letter”) by and among the Funds and State Street shall also apply to the Additional Portfolio and the Additional Portfolio and the Funds agree to be bound by all of the terms and conditions of the Third Side Letter.
Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

CALAMOS INVESTMENT TRUST
on behalf of:
Calamos Discovery Growth Fund

By:	/s/ Nimish Bhatt

Name:	Nimish Bhatt
Title:	Vice President, Chief Financial Officer, Duly Authorized

Calamos Additional Portfolio Letter
December 16, 2009

Each Registered Management Investment Company
Party to the Agreement and Third Side Letter

By:	/s/ Stathy Darcy

Name:	Stathy Darcy
Title:	Secretary
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph C. Antonellis

Name:	Joseph C. Antonellis
Title:	Vice Chairman
Effective Date: February 10, 2010